Exhibit 99.(m)(1)

AMENDED & RESTATED

DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

(12b-1 PLAN)

Effective December 30, 2016

THIS AMENDED & RESTATED DISTRIBUTION PLAN (the “Plan”) constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN (12b-1 Plan) of Cavanal Hill Funds, a Massachusetts business trust (the “Trust), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”). The Plan relates to the units of beneficial interest (“Shares”) of the Trust’s investment portfolios identified on Schedule A hereto, as such may be amended from time to time (individually a “Fund”).

WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and Shareholder servicing needs of its future investors; and

WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the Shares of each Fund and for the provision of Shareholder services with respect to the holders of Shares of each Fund;

NOW, THEREFORE, the Trust and Cavanal Hill Distributors, Inc. (the “Distributor”) hereby agree as follows:

1.     Each Fund shall pay the Distributor a distribution fee equal to the lesser of (i) the fee at the applicable annual rate set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Distributor (the “Distribution Fee”). The Distributor may apply the Distribution Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to a Fund’s shares or for its services in connection with the rendering of Shareholder services to the holders of a Fund’s shares; (ii) payments to financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks and savings and loan associations), broker-dealers, and the Distributor’s affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance of Shareholder services with respect to a Fund’s Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor’s affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of a Fund’s Shares. The Distributor shall receive no compensation from the Trust for its services as Distributor otherwise than as provided in this Section 1.

2.     The Plan shall not take effect with respect to a Fund until it has been approved by a vote of at least a majority of the outstanding securities of that Fund.

3.     The Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

4.    The Plan shall continue in effect with respect to a Fund for a period of more than one year after it takes effect, provided such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 3.

5.     Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

6.    The Plan may be terminated with respect to a Fund at any time by a vote of a majority of the Independent Trustees, or by a vote of a majority of the outstanding voting securities of that Fund.

7.    All agreements with any person relating to the implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

(a)	That such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of that Fund, on not more than 60 days’ written notice; and

(b)	That such agreement shall terminate automatically in the event of its assignment.

8.    The Plan may not be amended to increase materially the amount of the Distribution Fee with respect to a Fund without approval in the manner provided in Sections 3 and 4 hereof, and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 3.

9.    As used herein, (a) the term “Independent Trustees” shall mean those Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it and (b) the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

10.   The names “Cavanal Hill Funds” and “Trustees of Cavanal Hill Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Cavanal Hill Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger
Title:	President
Date:	December 1, 2016

CAVANAL HILL DISTRIBUTORS, INC.

By:	Bill King
Title:	President & CEO
Date:	December 1, 2016

Schedule A to the

Amended and Restated

Distribution and Shareholder Services Plan (12b-1)

Effective as of December 30, 2016

Name of Fund	Compensation*

Cavanal Hill U.S. Treasury Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Select Shares +	Annual rate of zero one-hundredths of one percent (.00%) of Select Shares of Cavanal Hill U. S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund - Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund - Institutional	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund - Select	Annual rate of zero one-hundredths of one percent (.00%) of Select Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund - A-Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Moderate Duration Fund - A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Moderate Duration Fund’s average daily net assets

Cavanal Hill Moderate Duration Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Moderate Duration Fund’s average daily net assets

Cavanal Hill Moderate Duration Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Moderate Duration Fund’s average daily net assets.

Cavanal Hill Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax Free Bond Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Intermediate Tax Free Bond Fund’s average daily net assets.

Cavanal Hill Active Core Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Mid Cap Core Equity Fund - A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Mid Cap Core Equity Fund’s average daily net assets.

Cavanal Hill Mid Cap Core Equity Fund - C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Mid Cap Core Equity Fund’s average daily net assets.

Cavanal Hill Mid Cap Core Equity Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Mid Cap Core Equity Fund’s average daily net assets.

Cavanal Hill Mid Cap Core Equity Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Mid Cap Core Equity Fund’s average daily net assets.

Cavanal Hill Multi Cap Equity Income Fund - A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Multi Cap Equity Income Fund’s average daily net assets.

Cavanal Hill Multi Cap Equity Income Fund - C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Multi Cap Equity Income Fund’s average daily net assets.

Cavanal Hill Multi Cap Equity Income Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Multi Cap Equity Fund’s average daily net assets

Cavanal Hill Multi Cap Equity Income Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Multi Cap Equity Income Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill World Energy Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill World Energy Fund’s average daily net assets.

*	All fees are computed daily and paid monthly.
+	As of the Effective Date, these funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Plan.